UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2025

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip Code)

(888) 748-4261

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 2, 2025, Rivian Automotive, Inc. (“Rivian”) announced that Rivian Holdings, LLC, a Delaware limited liability company (“Holdings”), Rivian, LLC, a Delaware limited liability company (“Rivian LLC”) and Rivian Automotive, LLC, a Delaware limited liability company (“Rivian Automotive” and, together with Holdings and Rivian LLC, the “Co-Issuers” and each a wholly-owned subsidiary of Rivian) intend to offer, subject to market and other customary conditions, $1,250 million in aggregate principal amount of senior secured green notes due 2031 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons pursuant to Regulation S under the Securities Act. The notes are expected to be guaranteed by each of the Company’s subsidiaries that also guarantee the Co-Issuers’ senior secured asset-based revolving credit facility (the “ABL Facility”). The notes and the guarantees are expected to be secured on a first-priority basis by substantially all assets of the Co-Issuers and the guarantors, other than ABL Priority Collateral (as defined below), if and when the previously announced loan facility with the Department of Energy is funded, on a first-priority basis by substantially all assets of Rivian New Horizon, LLC, and on a second-priority basis by the inventory, receivables, certain deposit accounts and certain related assets (which exclude intellectual property) which secure the ABL Facility on a first-priority basis (the “ABL Priority Collateral”), in each case subject to certain excluded assets and permitted liens. Rivian expects to use the net proceeds from the offering of the notes, together with cash on hand, to redeem in full the $1,250,000,000 aggregate principal amount of the Co-Issuers’ outstanding floating rate senior secured notes due 2026 (the “2026 Notes”) and pay related fees and expenses. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2026 Notes.

On June 2, 2025, Rivian issued a press release announcing the commencement of the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding statements regarding the notes offering and the expected use of proceeds therefrom, which statements are based on current expectations, forecasts, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such statements, you can identify forward-looking statements by terms such as “will,” “expects,” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, our ability to complete the offering on favorable terms, if at all, general market, political, economic and business conditions which might affect the offering and the important factors discussed in Part II, Item 1A, “Risk Factors” in Rivian’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and its other filings with the Securities and Exchange Commission. Rivian may not consummate the offering described in this Current Report on Form 8-K and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and Rivian does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company Relating to the Notes Offering dated June 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: June 2, 2025	By:	/s/ Claire McDonough
Claire McDonough
Chief Financial Officer